UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest reported): January 15, 2020

BJ’S RESTAURANTS, INC. (Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-21423 (Commission File Number)	33-0485615 (IRS Employer Identification No.)

7755 Center Avenue Suite 300 Huntington Beach, California (Address of principal executive offices)	92647 (Zip Code)

Registrant's telephone number, including area code:  (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On January 15, 2020, BJ’s Restaurants, Inc. (the "Company') announced that, effective January 1, 2020, Jacob J. Guild was appointed as the Company’s Sr. Vice President and Chief Accounting Officer and assumed responsibility as the Company's principal accounting officer from Gregory Levin, who will continue his role as the Company's President and Chief Financial Officer.

Mr. Guild has served as the Company's Vice President, Controller since September 2015. From April 2012 to September 2015, Mr. Guild served as Global Controller of BakerCorp, Inc., a privately held industrial equipment rental and service company. From September 2004 to April 2012, Mr. Guild was employed by Universal Electronics, Inc. (NASDAQ: UEIC), which designs, develops, manufactures and ships universal control and sensing technologies for the smart home, with his last position as Corporate Controller.  Earlier in his career, he served in the audit practice of KPMG LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 21, 2020	BJ’S RESTAURANTS, INC. (Registrant)
By: /s/ GREGORY A. TROJAN Gregory A. Trojan, Chief Executive Officer and Director (Principal Executive Officer)
By: /s/ GREGORY S. LEVIN Gregory S. Levin, President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)